SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 23, 2003

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16407 (Commission File Number)	13-4151777 (IRS Employer Identification No.)

345 East Main Street, Warsaw, Indiana 46580
(Address of principal executive offices)

Registrant’s telephone number, including area code: (574) 267-6131

Former name or former address, if changed since last report: N/A

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE

ITEM 9. REGULATION FD DISCLOSURE

Results of Operations and Financial Condition

     On July 23, 2003, Zimmer Holdings, Inc. reported its results of operations for the quarter ended June 30, 2003. Zimmer’s earnings release for the quarter is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report. The attached Exhibit is furnished pursuant to Item 9 and Item 12 of Form 8-K.

     The earnings release attached as Exhibit 99(a) discloses the non-GAAP financial measures of Free Cash Flow and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). Free Cash Flow and EBITDA have been reconciled to the most directly comparable GAAP financial measures, Cash Flows Provided by Operating Activities and Operating Profit, within the earnings release. Management considers Free Cash Flow an important measure of cash flow available for debt repayment, acquisition funding and other investing and financing activities. Management considers EBITDA to be an important measure of profitability used by its investors, debt holders, debt rating agencies and stock analysts when analyzing Zimmer’s financial performance and comparing it to those of Zimmer’s competitors. However, these measures should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIMMER HOLDINGS, INC.

Dated: July 23, 2003
	By:	/s/ SAM R. LENO

Sam R. Leno Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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Contact:	Media Brad Bishop 574-372-4291 bradley.bishop@zimmer.com	Investors Sam Leno 574-372-4790 sam.leno@zimmer.com

Zimmer Reports 19% Net Sales and 32% Diluted EPS Growth
for Second Quarter 2003

Second Quarter Highlights:

•	Net Sales increased 19% (14% constant currency) to $411 million

•	Worldwide and Americas Reconstructive Sales grew 22% and 20%, respectively

•	Diluted EPS increased 32% year-over-year to $0.45

•	Record Margins—76% Gross, 33% Operating, and 22% Net

•	EBITDA increased to 38% of sales

•	Operating Cash Flow in excess of $120 million

•	Net debt free

(WARSAW, IN) July 23, 2003 — Continued strength in reconstructive and European sales, record margins and elimination of net debt drove second quarter results for Zimmer Holdings, Inc. (NYSE:ZMH), which today announced net sales and earnings for the quarter and six months ended June 30, 2003.

Second Quarter Results
 Net sales increased 19% (14% constant currency) for the second quarter to $411.1 million and increased 21% (16% constant currency) for the first six months to $801.2 million.

Net earnings increased 35% to $89.0 million for the second quarter and increased 86% to $224.3 million for the six month period ended June 30, 2003. Excluding the cumulative effect of the change in accounting for instruments recorded in the first quarter, net earnings for the first six months increased 40%. Diluted earnings per share increased 32% to $0.45 for the quarter versus $0.34 for the prior year and were $0.03 over First Call consensus estimates. Diluted earnings per share for the first six months increased 82% to $1.13 versus $0.62 for the prior year. Excluding the cumulative effect of the change in accounting for instruments, diluted earnings per share for the first six months increased 37% to $0.85 versus $0.62 for the prior year period.

“This was a landmark quarter for Zimmer-we again grew sales and earnings faster than the market; we improved our margins across the board; we eliminated the $450 million in net debt assumed at the time of our spin-off; we purchased the Immedica external fixation business—and we launched a $3 billion-plus acquisition offer,” said Zimmer Chairman, President and Chief Executive Officer Ray Elliott. “We extended our leadership in developing Minimally Invasive Solutions™ (MIS™) Procedures and Technologies with packed training classes for surgeons in our new Zimmer Institute facility and with our first patient outcomes overview of more than 300 Zimmer MIS 2-Incision hip cases. Our momentum was recognized in June when we were named one of Business Week Magazine’s Hot Growth companies and, more recently, when IndustryWeek Magazine named us one of the Top 50 Best Manufacturing Companies.”

Worldwide Category Results
 Worldwide sales of reconstructive implants increased 22% (17% constant currency) to $326.6 million for the quarter and increased 24% (19% constant currency) to $636.5 million for the first six months. Knee sales for the quarter increased 24% (18% constant currency) to $183.2 million and for the first six months increased 26% (20% constant currency) to $356.4 million. Hip sales for the quarter increased 19% (15% constant currency) to $132.8 million and increased 22% (18% constant currency) to $259.5 million for the first six months. Sales of trauma products for the quarter increased 8% (4% constant currency) to $35.7 million and for the first six months increased 9% (5% constant currency) to $71.5 million. Sales of orthopaedic surgical products for the quarter increased 10% (7% constant currency) to $48.8 million and for the first six months increased 9% (6% constant currency) to $93.2 million.

Geographic Results
 Sales for the Americas region in the second quarter increased 17% to $273.7 million and for the first six months increased 18% to $539.8 million. Reconstructive sales grew 20% for the quarter and 21% for the first six months. Knee sales for the quarter increased 22% led by growth in sales of the NexGen® Legacy® Posterior Stabilized Knee including the Flex Knee, NexGen Trabecular Metal™ Technology tibial components, the NexGen Cruciate Retaining Knee with Prolong™ Crosslinked Polyethylene, and the NexGen Rotating Hinge Knee. Hip sales increased 19% in the quarter, driven by continued conversion to porous stems, including significant growth of the VerSys® Hip System Fiber Metal Taper stem, which is often used in MIS hip replacement procedures; Trabecular Metal acetabular cups; and increased sales of Trilogy® Acetabular System cups incorporating Longevity® Crosslinked Polyethylene Liners. Trauma product sales increased 5% in the quarter in large part due to increased sales of the new ITST™ Intertrochanteric/Subtrochanteric Fixation system, the Zimmer® Periarticular Plating System and Zimmer® Plates and Screws.

Asia Pacific net sales for the quarter increased 11% (2% constant currency) to $76.0 million and for the first six months increased 15% (6% constant currency) to $146.0 million. The company believes Asia Pacific sales growth during the quarter was negatively affected by 5%, or approximately $3 million, due to cancelled surgeries related to the SARS epidemic, but expects to recover the reduced revenue during the balance of the year. Reconstructive sales for the quarter grew 12% (3% constant currency) and 18% (8% constant currency) for the first six months. Knee sales for the quarter increased 15% (6% constant currency), reflecting continuing strong sales of the NexGen Legacy Posterior Stabilized Flex Knee, NexGen Trabecular Metal™ Technology tibial components and the NexGen Cruciate Retaining Knee. Hip sales increased 9% in the quarter (1% constant currency) driven primarily by continued increased sales of porous stems as well as sales of Trilogy Acetabular System cups incorporating Longevity Crosslinked Polyethylene Liners. Trauma product sales for the quarter increased 5% (decreased 2% constant currency) with the Zimmer Periarticular Plating System and Zimmer Plates and Screws exhibiting solid growth, which was offset by sales declines in M/DN® Intramedullary Fixation and compression hip screws.

Europe net sales increased 43% in the quarter (22% constant currency) to $61.4 million and increased 44% (24% constant currency) for the first six months to $115.4 million. Reconstructive sales for the quarter grew 42% (21% constant currency) and 45% (24% constant currency) for the first six months. Knee sales for the quarter increased 40% (18% constant currency) driven by strong sales of the NexGen Legacy System of knee prostheses, the NexGen Cruciate Retaining Knee, NexGen Trabecular Metal components, and the NexGen Rotating Hinge Knee. Hip sales increased 45% in the quarter (25% constant currency) supported by increased sales of Trilogy Acetabular System cups incorporating Longevity Crosslinked Polyethylene Liners, strong sales of porous hips, including the VerSys System taper stems, and Trabecular Metal Technology Cups. Trauma product sales for the quarter increased 40% (18% constant currency), including strong sales growth of the Zimmer Periarticular Plating System, Herbert™ Bone Screws and Trabecular Metal Technology Avascular Necrosis (AVN) rods.

Credit Ratings for Acquisition Financing
 Zimmer also announced that Standard and Poor’s indicated it “will likely raise Zimmer’s corporate credit rating to ‘BBB’ if the company is able to complete the (Centerpulse) transaction under currently proposed conditions.” Moody’s Investor Services assigned a prospective Baa3 rating to Zimmer’s planned senior bank facility, with a stable outlook.

Guidance
 The company is providing sales and diluted earnings per share guidance for the balance of 2003. For the full year, reported sales are expected to grow approximately 18%, implying approximately $1,620 million. Third quarter reported sales are expected to increase approximately 16% over prior year to approximately $390 million, while fourth quarter reported sales are expected to increase approximately 15% to approximately $425 million. The growth rates expected for both the third and the fourth quarters reflect the diminishing effects of foreign currency differences from those experienced throughout the first half of 2003. For the full year, diluted earnings per share are estimated to grow approximately 29%, to approximately $1.69. This implies diluted EPS of approximately $0.40 and $0.44 in the third and fourth quarters, respectively. All diluted EPS estimates exclude the expensing of any costs incurred related to the potential acquisition of Centerpulse and also exclude the cumulative effect adjustment recorded in the first quarter related to the change in accounting for instruments.

Webcast
 The company will discuss 2003 second quarter and six-month results during an investor conference call to be held on Thursday, July 24, 2003 at 8am EDT. A live audio webcast of Zimmer’s conference call will be accessible through the Zimmer website at www.zimmer.com (Investor Relations section). The webcast will be archived for future replay.

Investors who wish to dial into the conference call may do so at (800) 406-1106 (U.S. and Canada). International callers should dial (706) 634-7075. A digital recording will be available from two hours after the completion of the conference through August 7, 2003. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 1478524.

About the Company
 Zimmer, based in Warsaw, Indiana, is a worldwide leader in the design, development, manufacture and marketing of reconstructive orthopaedic implants and trauma products. Orthopaedic reconstruction implants restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Trauma products are devices used primarily to reattach or stabilize damaged bone and tissue to support the body’s natural healing process. Zimmer also manufactures and markets other products related to orthopaedic surgery. For the year 2002, the company recorded worldwide revenues of $1.37 billion. Zimmer was founded in 1927 and has more than 3,600 employees worldwide.

Visit Zimmer on the worldwide web at www.zimmer.com

Safe Harbor Statement

This press release contains forward-looking statements based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, our ability to successfully integrate acquired companies, control of costs and expenses, our ability to form and implement alliances, international growth, U.S. and foreign government regulation, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. In particular, forward-looking statements as to Zimmer’s financial and business performance following the proposed acquisitions should be qualified by the absence of the opportunity for Zimmer to perform comprehensive due diligence on Centerpulse or InCentive Capital AG, a significant shareholder of Centerpulse. These forward looking statements might have been significantly different had such due diligence review been undertaken. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer will be made only through a registration statement and related materials. Zimmer and its directors, officers and other members of its management and employees also may be soliciting proxies from Zimmer stockholders in connection with the exchange offers for shares of Centerpulse and InCentive Capital AG. Investors and security holders should note that the exchange offers described in this press release have not been agreed to by Centerpulse or InCentive Capital AG and are subject to certain conditions. In connection with the exchange offers, Zimmer has filed registration statements on Form S-4 (each containing a prospectus/offer to purchase) and a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission and submitted Swiss offer prospectuses to the Swiss Takeover Board. Investors and security holders of Centerpulse, InCentive Capital AG and Zimmer are advised to read these disclosure materials (including other disclosure materials when they become available), because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Zimmer with the U.S. Securities and Exchange Commission at the SEC’s website at www.sec.gov. The disclosure materials and other documents of Zimmer may also be obtained from Zimmer upon request by directing such request to Sam Leno, Senior Vice President and CFO, 574-372-4790.

This press release also contains certain non-GAAP financial measures. Such information is reconciled to the most directly comparable GAAP financial measures, also contained in the release, which will be furnished on a Form 8-K and may be accessed from the Zimmer website at www.zimmer.com.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2003 and 2002
(in millions, except per share amounts — unaudited)

	2003	2002	% Inc/(Dec)

Net Sales	$411.1	$345.6	19.0%
Cost of products sold	98.4	85.2	15.5

Gross Profit	312.7	260.4	20.1

Research and development	22.7	19.2	18.2
Selling, general and administrative	155.3	137.8	12.7

Operating expenses	178.0	157.0	13.4

Operating Profit	134.7	103.4	30.3
Interest expense	0.9	3.3	(72.7)

Earnings before income taxes	133.8	100.1	33.7
Provision for income taxes	44.8	34.2	31.0

Net Earnings	$89.0	$65.9	35.1

Earnings Per Common Share
Basic	$0.45	$0.34	32.4
Diluted	$0.45	$0.34	32.4
Weighted Average Common Shares Outstanding
Basic	196.5	194.3
Diluted	199.1	196.0

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 and 2002
(in millions, except per share amounts — unaudited)

	2003	2002	% Inc/(Dec)

Net Sales	$801.2	$664.7	20.5%
Cost of products sold	195.3	166.0	17.7

Gross Profit	605.9	498.7	21.5

Research and development	44.1	38.3	15.1
Selling, general and administrative	305.1	268.7	13.5

Operating expenses	349.2	307.0	13.7

Operating Profit	256.7	191.7	33.9
Interest expense	2.3	6.9	(66.7)

Earnings before income taxes and cumulative effect of change in accounting principle	254.4	184.8	37.7
Provision for income taxes	85.2	64.3	32.5

Earnings before cumulative effect of change in accounting principle	169.2	120.5	40.4
Cumulative effect of change in accounting principle, net of tax	55.1	—	—

Net Earnings	$224.3	$120.5	86.1

Earnings Per Common Share — Basic
Earnings before cumulative effect of change in accounting principle	$0.86	$0.62	38.7
Cumulative effect of change in accounting principle, net of tax	0.28	—	—

Earnings Per Common Share — Basic	$1.14	$0.62	83.9

Earnings Per Common Share — Diluted
Earnings before cumulative effect of change in accounting principle	$0.85	$0.62	37.1
Cumulative effect of change in accounting principle, net of tax	0.28	—	—

Earnings Per Common Share — Diluted	$1.13	$0.62	82.3

Pro Forma Amounts Assuming the New Accounting Principle is Applied Retroactively
Net Earnings	$169.2	$123.4	37.1
Earnings Per Common Share — Basic	$0.86	$0.64	34.4
Earnings Per Common Share — Diluted	$0.85	$0.63	34.9
Weighted Average Common Shares Outstanding
Basic	196.1	194.1
Diluted	198.7	195.9

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC REGION
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003
(in millions)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,

			% Increase			% Increase
	2003	2002	(Decrease)	2003	2002	(Decrease)

Americas	$273.7	$233.9	17.0%	$539.8	$458.2	17.8%
Asia Pacific	76.0	68.8	10.5	146.0	126.6	15.3
Europe	61.4	42.9	43.1	115.4	79.9	44.4

Total	$411.1	$345.6	19.0	$801.2	$664.7	20.5

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003
(in millions)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,

			% Increase			% Increase
	2003	2002	(Decrease)	2003	2002	(Decrease)

Reconstructive implants	$326.6	$268.2	21.8%	$636.5	$513.3	24.0%
Trauma	35.7	33.2	7.5	71.5	65.8	8.7
Orthopaedic surgical products	48.8	44.2	10.4	93.2	85.6	8.9

Total	$411.1	$345.6	19.0	$801.2	$664.7	20.5

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2003 AND DECEMBER 31, 2002
(in millions)

	June 30,	December 31,
	2003	2002

	(unaudited)
Assets
Current Assets:
Cash and equivalents	$115.0	$15.7
Receivables, net	259.1	214.8
Inventories, net	280.8	257.6
Other current assets (1)	99.9	124.3

Total Current Assets	754.8	612.4
Property, Plant and Equipment, net (1)	319.9	157.8
Other Assets	68.1	88.7

Total Assets	$1,142.8	$858.9

Liabilities and Shareholders’ Equity
Current Liabilities	$322.2	$244.1
Short-term Debt	76.0	156.7
Other Long-term Liabilities	96.4	91.8
Shareholders’ Equity	648.2	366.3

Total Liabilities and Shareholders’ Equity	$1,142.8	$858.9

(1)	Undeployed instruments included in other current assets in 2002, and all instruments included in property, plant and equipment in 2003.

ZIMMER HOLDINGS, INC.
CONSOLIDATED OPERATING AND INVESTING CASH FLOWS AND FREE CASH FLOW
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
(in millions)
(unaudited)

	2003	2002

Cash Flows Provided By (Used In) Operating Activities
Net earnings	$224.3	$120.5
Depreciation (1)	41.4	12.3
Income taxes	80.5	18.7
Cumulative effect of change in accounting principle	(89.1)	—
Receivables	(38.5)	(31.7)
Inventories	(18.1)	(41.5)
Accounts payable and accrued expenses	27.6	(3.8)
Other assets and liabilities	(1.2)	7.1

Net cash provided by operating activities	$226.9	$81.6

Cash Flow Used In Investing Activities
Additions to instruments	$(51.2)	$—
Additions to other property, plant and equipment	(13.5)	(15.0)
Investments in other assets	(14.8)	(2.0)

Net cash used in investing activities	$(79.5)	$(17.0)

Free Cash Flow
Net cash provided by operating activities	$226.9	$81.6
Less: additions to property, plant and equipment	(64.7)	(15.0)

Free cash flow	$162.2	$66.6

(1)	Including instrument depreciation in 2003.

ZIMMER HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT TO EBITDA1
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003
(in millions)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,

			% Increase			% Increase
	2003	2002[2]	(Decrease)	2003	2002[2]	(Decrease)

Operating Profit	$134.7	$103.4	30.3%	$256.7	$191.7	33.9%
Depreciation Expense	21.8	6.8	220.6	41.4	12.3	236.6

EBITDA[1]	$156.5	$110.2	42.0%	$298.1	$204.0	46.1%

[1] Earnings before interest, taxes, depreciation and amortization (also excludes cumulative effect of change in accounting principle)

[2] Reflects former expense based method of accounting for surgical instruments

ZIMMER HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT MARGIN TO EBITDA1 MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,

			PT			PT
	2003	2002[2]	Increase	2003	2002[2]	Increase

Operating Profit Margin	32.8%	29.9%	2.9	32.0%	28.8%	3.2
Depreciation expense as a percentage of sales	5.3	2.0	3.3	5.2	1.9	3.3

EBITDA[1] Margin	38.1%	31.9%	6.2	37.2%	30.7%	6.5

[1] Earnings before interest, taxes, depreciation and amortization (also excludes cumulative effect of change in accounting principle)

[2] Reflects former expense based method of accounting for surgical instruments